UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2018

Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100

Not Applicable
(Former name or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2018, Alan Krenek, the Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Basic Energy Services, Inc. (the “Company”), informed the Company that he intends to retire on or about July 1, 2018. In connection with Mr. Krenek’s retirement, the Company and Mr. Krenek have entered into a Transition Services Agreement (the “TSA”) pursuant to which Mr. Krenek will retire from the Company and his position as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, to be effective on July 1, 2018, or such other date that the Chief Executive Officer of the Company and Mr. Krenek mutually agree, but which shall in no event be later than December 31, 2018 (the “Severance Date”). Mr. Krenek’s retirement does not involve any disagreement between him and the Company on any matter related to the Company’s operations, policies, practices or otherwise. The Compensation Committee of the Company approved the terms of the TSA on April 3, 2018.

In consideration of Mr. Krenek’s assistance in effectuating an orderly transition of his retirement and the training and mentorship of his future successor when selected by the Company, pursuant to the terms of the TSA, Mr. Krenek will receive (a) subject to Mr. Krenek executing a Waiver and Release Agreement (the “Release”) and not revoking such agreement during the revocation period under the Release, (i) a cash severance payment in the amount of $1,166,175, less required deductions, (ii) a pro rata portion of his 2018 target cash bonus (which amount will be $154,346 if the Severance Date is July 1, 2018, but will be adjusted accordingly should the Severance Date be earlier or later), less required deductions, each to be paid no later than five business days following the expiration of the revocation period under the Release; (b) a cash payment for accrued and unused paid time off in accordance with Company policy; and (c) acceleration of vesting on the Severance Date of all of Mr. Krenek’s outstanding unvested stock options, restricted stock and restricted stock units (collectively, the “Equity Awards”), with any applicable performance goals deemed met at the target levels and will be settled in accordance with the terms of the applicable award agreement.

The TSA also sets forth customary terms applicable to the departure of an executive of the Company, including provisions allowing the Company to clawback the Equity Awards or proceeds therefrom in the event of a breach of certain restrictive covenants currently set forth in Mr. Krenek’s employment agreement, which covenants will survive a termination of the employment agreement.

The foregoing description of the TSA in this Item 5.02 is qualified in its entirety by reference to the full text of the TSA, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Transition Services Agreement dated April 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: April 3, 2018	By:	/s/ T.M. “Roe” Patterson
T.M. “Roe” Patterson
President and Chief Executive Officer